Exhibit 9.2

AMENDMENT NO. 1 TO

AMENDED AND RESTATED SHAREHOLDERS' AGREEMENT

        AMENDMENT NO. 1, dated as of March 15, 2004 (the "Amendment"), to AMENDED AND RESTATED SHAREHOLDERS' AGREEMENT, dated as of September 29, 2000 (the "Shareholders' Agreement"), among Interline Brands, Inc., a New Jersey corporation (the "Company"), and Parthenon Investors, L.P., Parthenon Investors II, L.P., PCIP Investors, J&R Founders Fund, L.P., JP Morgan Chase Bank, as trustee for First Plaza Group Trust, J.P. Morgan Partners (23A SBIC), LLC (formerly, CB Capital Investors, LLC), Sterling Investment Partners, L.P., JMH Partners Corp., BancBoston Capital Inc., Private Equity Portfolio Fund II, LLC, Svoboda, Collins & Company QP, L.P., Svoboda, Collins & Company, L.P., Allied Capital Corporation, National City Equity Partners, Inc., Great Lakes Capital Investments II, LLC, Mellon Ventures II, L.P., Key Principal Partners, LLC, Blackstone Mezzanine Holdings L.P., Blackstone Mezzanine Partners L.P., Citizens Capital, Inc., Bain Capital V. Mezzanine, BCM Capital Partners, L.P., BCIP Trust Associates II, Sankaty High Yield Asset Partners, L.P., Sankaty High Yield Partners II, L.P., Stanfield CLO, Ltd., Stanfield RMF/Transatlantic CDO, Ltd., William S. Green, Michael J. Grebe, William E. Sanford, William R. Pray and such other Persons who from time to time become a party thereto (collectively, the "Shareholders", and together with the Company, the "Parties").

        WHEREAS, the Board of Directors of the Company (the "Board") has resolved, subject to the approval or ratification by the requisite number of Shareholders of an appropriate amendment to the Shareholders' Agreement, to increase the size of the Board from nine members to eleven members, each such additional member to be elected by an affirmative vote of at least a majority of the then-serving members of the Board; and

        WHEREAS, pursuant to Section 7.8 of the Shareholders' Agreement, the Shareholders desire to amend the Shareholders' Agreement to increase the size of the Board to eleven members, each such additional member to be elected by an affirmative vote of at least a majority of the then-serving members of the Board.

        NOW, THEREFORE, in consideration of the foregoing and the mutual agreements and covenants herein contained, and intending to be legally bound hereby, the Parties hereto agree as follows:

          1. All capitalized terms used herein but not otherwise defined shall have the meanings given to them in the Shareholders' Agreement.

          2. Section 2.1(a) of the Shareholders' Agreement is hereby amended and restated in its entirety to read as follows:

            "(a) the Board of Directors shall consist of eleven members and".

          3. Section 2.1(b)(v) of the Shareholders' Agreement is hereby amended and restated in its entirety to read as follows:

            "(v) so long as he serves as an executive officer the Company, Grebe;"

          4. Section 2.1(b)(vi) of the Shareholders' Agreement is hereby amended and restated in its entirety to read as follows:

            "(vi) unless otherwise determined by the Board of Directors, so long as he serves as an executive officer of Barnett or the Company, Pray; and"

          5. Section 2.1(b) of the Shareholders' Agreement is hereby amended to include the following language immediately following Section 2.1(b)(vi), as amended and restated:

            "(vii) two individuals each elected by an affirmative vote of at least a majority of the then-serving members of the Board of Directors."

          6. Section 2.2(a) of the Shareholders' Agreement is hereby amended and restated in its entirety to read as follows:

            "(a) In the event that a vacancy is created on the Board of Directors at any time by the death, disability, retirement, resignation or removal of any member of the Board of Directors, or for any other reason (other than removal of a director based upon reduction in the equity ownership of the Company of the Parthenon Investors, Chase or Sterling as set forth in Section 2.1(b)(i), (b)(ii) or (b)(iii) above, removal of Green or Grebe as director by reason of such individual no longer serving as an executive officer of the Company as set forth in Section 2.1(b)(iv) or (b)(v) or removal of Pray as director by reason of his no longer serving as an executive officer of Barnett or the Company as set forth in Section 2.1(b)(vi)) there shall exist or occur any vacancy on the Board of Directors, each Shareholder hereby agrees to take such actions as will result in the election or appointment as a director of an individual designated or elected to fill such vacancy and serve as a director by the Shareholders, or the members of the Board of Directors, as applicable, that had designated or elected (pursuant to Section 2.1) the director whose death, disability, retirement, resignation or removal resulted in such vacancy on the Board of Directors (in the manner set forth in Section 2.1)."

          7. Except as otherwise expressly provided herein, the Shareholders Agreement is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects except that on and after the date hereof all references in the Shareholders' Agreement to "this Agreement", "hereto", "hereof", "hereunder" or words of like import referring to the Shareholders' Agreement shall mean the Shareholders' Agreement as amended by this Amendment.

          8. This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of New York (except with respect to matters involving corporate formation, good standing and other corporate procedural matters, which shall be governed by the laws of the State of New Jersey) without regard to the principles of conflicts of laws thereof.

          9. This Amendment may be executed in one or more counterparts, and by the different Parties hereto in separate counterparts, each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

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        IN WITNESS WHEREOF, the undersigned have executed or caused this Amendment No. 1 to Amended and Restated Shareholders' Agreement to be executed on the date first set forth above.

INTERLINE BRANDS, INC.

By:	/s/ WILLIAM SANFORD Name: William Sanford Title: Executive Vice President & Chief Financial Officer

PARTHENON INVESTORS, L.P.

By: Parthenon Investment Advisors, L.L.C., its General Partner
By: Parthenon Investment Partners, L.L.C., its Managing Member

By:	/s/ JOHN C. RUTHERFORD Name: John C. Rutherford Title: Managing Member

PCIP INVESTORS

By: Parthenon Capital, LLC, its Managing Partner
By: J&R Investment Management Company, LLC, its Managing Member

By:	/s/ JOHN C. RUTHERFORD Name: John C. Rutherford Title: Managing Member

J&R FOUNDERS FUND, L.P.

By: J&R Advisors F.F., Inc., its General Partner

By:	/s/ JOHN C. RUTHERFORD Name: John C. Rutherford Title: Director, President and Secretary

PARTHENON INVESTORS II, L.P.

By: PCap Partners II, LLC, its General Partner
By: PCap II, LLC, its Managing Member

By:	/s/ JOHN C. RUTHERFORD Name: John C. Rutherford Title: Managing Member

JP MORGAN CHASE BANK, AS TRUSTEE FOR FIRST PLAZA GROUP TRUST

By:	/s/ MARC LINSKY Name: Marc Linsky Title:

J.P. MORGAN PARTNERS (23A SBIC, LLC)

By: J.P. Morgan Partners (23A SBIC Manager), Inc., its Managing Member

By:	/s/ CHRISTOPHER BEHRENS Name: Christopher Behrens Title:

STERLING INVESTMENT PARTNERS, L.P.

By: Sterling Investment Partners Management, LLC, its General Partner

By:	/s/ CHARLES SANTORO Name: Charles Santoro Title:

JMH PARTNERS CORP.

By:	/s/ LANE SILVERMAN Name: Lane Silverman Title:

BANCBOSTON CAPITAL INC.

By:	Name: Title:

PRIVATE EQUITY PORTFOLIO FUND II, LLC

By: Fleet National Bank, as Manager

By:	Name: Title:

SVOBODA, COLLINS & COMPANY QP, L.P.

By: Svoboda, Collins L.L.C., its General Partner

By:	/s/ JOHN A. SVOBODA Name: John A. Svoboda Title: Managing Member

SVOBODA, COLLINS & COMPANY L.P.

By: Svoboda, Collins L.L.C., its General Partner

By:	/s/ JOHN A. SVOBODA Name: John A. Svoboda Title: Managing Member

ALLIED CAPITAL CORPORATION

By:	Name: Title:

NATIONAL CITY EQUITY PARTNERS, INC.

By:	/s/ JOHN A. FREUND Name: John A. Freund Title: Director

GREAT LAKES CAPITAL INVESTMENTS II, LLC

By:	/s/ JOHN A. FREUND Name: John A. Freund Title: Member

MELLON VENTURES II, L.P.

By:	/s/ EERIK GILES Name: Eerik Giles Title: Vice President

KEY PRINCIPAL PARTNERS, LLC

By:	/s/ MICHAEL J. CONATON Name: Michael J. Conaton Title: Principal

BLACKSTONE MEZZANINE HOLDINGS, L.P.

By:	Name: Title:

BLACKSTONE MEZZANINE PARTNERS, L.P.

By:	Name: Title:

CITIZENS CAPITAL, INC.

By:	/s/ DAVID G. MORRIS Name: David G. Morris Title: Director

BAIN CAPITAL V. MEZZANINE

By:	Name: Title:

BCM CAPITAL PARTNERS, L.P.

By:	Name: Title:

BCIP TRUST ASSOCIATES II

By:	Name: Title:

SANKATY HIGH YIELD ASSET PARTNERS, L.P.

By:	Name: Title:

SANKATY HIGH YIELD PARTNERS II, L.P.

By:	Name: Title:

STANFIELD CLO, LTD.

By:	Name: Title:

STANFIELD RMF/TRANSATLANTIC CDO, LTD.

By:	Name: Title:

/s/ WILLIAM S. GREEN William S. Green

/s/ MICHAEL J. GREBE Michael J. Grebe

/s/ WILLIAM E. SANFORD William E. Sanford

/s/ WILLIAM R. PRAY William R. Pray